UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TEN Holdings, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TEN Holdings, Inc.

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

FIRST MAILED TO STOCKHOLDERS ON OR ABOUT NOVEMBER 10, 2025

To the Stockholders of TEN Holdings, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of TEN Holdings, Inc., a Nevada corporation (the “Company”), of record on October 30, 2025 (the “Record Date”) to advise such stockholders that on October 30, 2025, certain stockholders of the Company (collectively, the “Consenting Stockholders”) which, as of the Record Date, collectively holding approximately 52.7% of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”), approved by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), and Article II, Section 3 of the Company’s bylaws (the “Bylaws”) resolutions authorizing the Board of Directors of the Company (the “Board”) to effect, in its discretion, until December 12, 2025, a reverse stock split (the “Reverse Stock Split”) of the Common Stock within a range from 1-for-10 to 1-for-20, with the exact ratio of the Reverse Stock Split (if any) to be determined by the Board (“Action No. 1”).

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent, and is first being mailed on or about November 10, 2025 to our stockholders of record as of the close of business on October 30, 2025. If you were a stockholder of record on such date, you will receive one or more copies of the accompanying Information Statement. Under the federal securities laws, although the Consenting Stockholders have already approved Action No. 1, Action No. 1 will not be effective until at least 20 calendar days after the accompanying Information Statement is sent or mailed to the stockholders of record of the Company as of the Record Date. Furthermore, notwithstanding the approval provided by the Consenting Stockholders, the Board retains sole discretion to implement or abandon the Reverse Stock Split described in Action No. 1 based on its determination of whether effecting the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders.

Your vote or consent is not requested or required to approve Action No. 1. The accompanying Information Statement is provided solely for your information. You are urged to read the accompanying Information Statement in its entirety for a description of Action No. 1 taken by the Consenting Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

EXISTING STOCKHOLDERS WILL RETAIN THEIR EXISTING COMMON STOCK.

/s/ Randolph Wilson Jones III
Randolph Wilson Jones III Chief Executive Officer and Director Dated: November 10, 2025

TEN Holdings, Inc.

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

November 10, 2025

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of TEN Holdings, Inc., a Nevada corporation (the “Company,” “we, “ “us,” or “our”), of record on October 30, 2025 (the “Record Date”).

We hereby advise such stockholders of record on the Record Date that on October 30, 2025, certain stockholders of the Company (collectively, the “Consenting Stockholders”), which, as of the Record Date, collectively held approximately 52.7% of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”), approved by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), and Article II, Section 3 of the Company’s bylaws (the “Bylaws”) resolutions authorizing the Board of Directors of the Company (the “Board”) to effect, in its discretion, until December 12, 2025, a reverse stock split (the “Reverse Stock Split”) of the Common Stock within a range from 1-for-10 to 1-for-20, with the exact ratio of the Reverse Stock Split (if any) to be determined by the Board (“Action No. 1”).

On October 20, 2025, the Board unanimously approved Action No. 1, and recommended Action No. 1 for approval by our stockholders. The Consenting Stockholders, who beneficially own, as of the Record Date, an aggregate of 23,489,130 shares of our Common Stock, or approximately 52.7% of the voting power of our outstanding Common Stock as of the Record Date, approved Action No. 1 by written consent in lieu of a special meeting on October 30, 2025, in accordance with the NRS and our Bylaws. Accordingly, your consent is not required and is not being solicited in connection with the approval of Action No. 1.

The Record Date for determining stockholders entitled to receive this Information Statement is October 30, 2025. As of the close of business on the Record Date, we had 44,592,464 shares of Common Stock outstanding and entitled to vote on the matters acted upon in the action by written consent of our Consenting Stockholders. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), Action No. 1 will not become effective until at least 20 calendar days after we send this Information Statement to our stockholders of record as of the Record Date.

Furthermore, notwithstanding the approval provided by the Consenting Stockholders, the Board retains sole discretion to implement or abandon the Reverse Stock Split described in Action No. 1 based on its determination of whether effecting the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN ON OR ABOUT NOVEMBER 10, 2025 TO THE HOLDERS OF OUR COMMON STOCK AS OF OCTOBER 30, 2025 AND IS BEING DELIVERED TO INFORM YOU OF THE CORPORATE ACTION DESCRIBED HEREIN BEFORE SUCH ACTION TAKES EFFECT IN ACCORDANCE WITH RULE 14C-2 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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ACTION NO. 1

APPROVAL OF THE REVERSE STOCK SPLIT

Background

On October 20, 2025, the Board unanimously approved, and recommended that our stockholders approve, the Reverse Stock Split to give the Board the discretion, until December 12, 2025, to effect a reverse stock split of the Common Stock within a range from 1-for-10 to 1-for-20, with the exact ratio of the Reverse Stock Split (if any) to be determined by, and subject to the final approval of, the Board. On October 30, 2025, resolutions authorizing the Board to effect the Reverse Stock Split were approved by the Consenting Stockholders holding approximately 52.7% of the voting power our outstanding shares of Common Stock on the Record Date.

The Board will have the sole discretion, until December 12, 2025, to elect whether to effect the Reverse Stock Split and, if so, the number of shares— ranging from 10 to 20 —which will be combined into one share of our Common Stock.

If the Board elects to effect the Reverse Stock Split, the number of issued and outstanding shares of our Common Stock would be reduced in accordance with a reverse split ratio selected by the Board within the range described above. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. We are not seeking a reduction of the authorized shares of our Common Stock in connection with the Reverse Stock Split; therefore, if implemented, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance in the future.

Reasons for the Reverse Stock Split

We believe that implementing the Reverse Stock Split may provide benefits to the Company and our existing stockholders in a number of ways, including:

●	Maintaining a Listing on the Nasdaq Capital Market. The primary purpose of the Reverse Stock Split is to raise the per share bid price of the Common Stock in order to maintain the listing of our Common Stock on the Nasdaq Capital Market. On June 30, 2025, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the previous 30 consecutive business days, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Under the Bid Price Rule, the Company has 180 calendar days from its receipt of a deficiency letter to cure the deficiency and regain compliance with the Bid Price Rule by having a closing price of $1.00 per share or more for a minimum of 10 consecutive business days. If we do not regain compliance within the 180 calendar day cure period, our Common Stock will be subject to suspension and delisting from the Nasdaq Capital Market.

The Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock, which would be above $1.00 per share. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with the Bid Price Rule, however, there can be no assurance that the Company will maintain compliance with the Bid Price Rule or the other Nasdaq listing requirements.

Delisting from the Nasdaq Capital Market may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of our Common Stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

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●	Meeting Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either may prohibit them from investing in low-priced stocks or may tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, we believe that a higher stock price may increase the acceptability of our Common Stock to a number of long-term investors who may not find shares of our Common Stock attractive at a lower market price due to the trading volatility often associated with stocks below certain prices.

Board Discretion to Implement or Abandon the Reverse Stock Split

The Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at the time. Such determination will be based upon several factors, including those described in “Reasons for the Reverse Stock Split” above. Notwithstanding approval by the Consenting Stockholders of the Reverse Stock Split, if the Board decides not to implement the Reverse Stock Split before December 12, 2025, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to Be Used for Decision to Effect the Reverse Stock Split

The Board has been authorized to proceed with the Reverse Stock Split in any ratio ranging from 1:10 to 1:20 that it selects in its sole discretion. The Board is not required to proceed with the Reverse Stock Split and may choose, in its sole discretion, not to do so. In determining whether to proceed with the Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected bid and trading prices of our Common Stock, the continued listing requirements of the Nasdaq Capital Market, and the amount of our authorized but unissued shares of Common Stock. The Board does not intend for the Reverse Stock Split to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Action by Written Consent; No Further Vote Required

Pursuant to Section 78.320 of the NRS and in accordance with our Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice if, before or after the action, a written consent thereto is signed by holders of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Company elected to obtain stockholder approval of the Reverse Stock Split by written consent of the Consenting Stockholders, which, in accordance with our Articles of Incorporation (the “Charter”), required the affirmative approval of a majority of the outstanding shares of Common Stock. As the requisite stockholder approval of the Reverse Stock Split has been received, all corporate approvals by or on behalf of the Company required for the approval of the Reverse Stock Split have been obtained and no further votes are needed.

Effects of the Reverse Stock Split

If the Reverse Stock Split is effected by the Board, each stockholder will own a reduced number of shares of our Common Stock. This would affect all of our stockholders uniformly and would not affect any stockholder’s respective percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of our Common Stock generally will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of our outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of our outstanding shares of Common Stock after the Reverse Stock Split.

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The table below provides examples of a Reverse Stock Split at various ratios between 1-for-10 and 1-for-20:

Shares Outstanding as of October 20, 2025	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding
39,122,978	1-for-10	3,912,297	35,210,681
39,122,978	1-for 15	2,608,198	36,514,780
39,122,978	1-for 20	1,956,148	37,166,830

In addition, because the number of our issued and outstanding shares of Common Stock would decrease following the Reverse Stock Split without any reduction in the number of authorized shares of our Common Stock, the number of shares available for issuance by us in the future would effectively increase as a result of the Reverse Stock Split. These additional shares would be available for issuance from time to time for a variety of general corporate purposes as the Board may determine to be in the best interest of the Company and its stockholders from time to time.

The increase in the number of shares of Common Stock available for issuance could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

As of October 20, 2025, the Company has 2,645,250 shares of Common Stock subject to outstanding option awards. Under the terms of the instruments governing our outstanding option awards, the Reverse Stock Split will effect a reduction in the number of shares of our Common Stock issuable upon the exercise of option awards, in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of our outstanding stock options. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding option awards will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding.

After the Reverse Stock Split is effected, if at all, we will continue to be subject to the periodic reporting requirements of the Exchange Act. By itself, the Reverse Stock Split will not have any impact on the market in which our Common Stock is traded; however, our Common Stock will be identified with a new CUSIP number following any reverse stock split.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our Common Stock after the Reverse Stock Split is implemented will be 10 to 20 times, as applicable, the price per share of our Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the continued listing requirements of the Nasdaq Capital Market. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Stock Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

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In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long term investors or that the liquidity of our Common Stock will increase. In particular, because there would be a reduced number of shares outstanding after the Reverse Stock Split, implementation of the Reverse Stock Split may lead to reduced trading, increased sales by retail investors and/or a smaller number of market makers for our Common Stock, thereby decreasing liquidity of the Common Stock.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

Effective Date

If the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective no earlier than 20 calendar days after we send this Information Statement to our stockholders of record as of the Record Date. Except as explained below with respect to fractional shares, at the Reverse Stock Split Effective Time, all shares of Common Stock issued and outstanding immediately prior thereto will be automatically combined and converted into new shares of our Common Stock in accordance with the reverse stock split ratio determined by the Board among the approved ratios described above. If the Board decides not to effect the Reverse Stock Split before December 12, 2025, further stockholder approval would be required prior to implementing any reverse stock split.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable

Overview

If the Board elects to proceed with the Reverse Stock Split within the previously approved range, the Company will issue, at least two (2) business days in advance of the Reverse Stock Split Effective Time, a press release announcing the Reverse Stock Split, the final ratio approved by the Board, and the Reverse Stock Split Effective Time. The press release may contain additional information regarding any procedures that stockholders will need to follow in connection with the Reverse Stock Split.

Within four (4) business days following the Reverse Stock Split Effective Time, the Company will file a Current Report on Form 8-K announcing that the Reverse Stock Split has been effected. In addition, as soon as practicable after the Reverse Stock Split Effective Time, stockholders of record will be notified by our transfer agent that the Reverse Stock Split has been effected.

Shares Held in Book-Entry Form

Our registered holders of Common Stock may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. Unless the Company makes a subsequent public disclosure to the contrary at the time of approving the Reverse Stock Split, if you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post- Reverse Stock Split shares of our Common Stock. As soon as practicable after the Reverse Stock Split Effective Time, our transfer agent will send to your registered address a statement of ownership indicating the number of post- Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be enclosed with the statement (see “Fractional Shares” below).

Fractional Shares

No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of our Common Stock will be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

As of the Record Date, there were five stockholders of record of our Common Stock. If the Board elects to implement the Reverse Stock Split, we do not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record.

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Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share; however, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately with the Reverse Stock Split, if implemented. Any reduction in stated capital will be added to additional paid in capital, the net effect of which is that stockholders’ equity will remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences to our stockholders as a result of the Reverse Stock Split, if implemented. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authorities and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws or differing interpretations could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will agree with the conclusions reached herein. This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our Common Stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our Common Stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Common Stock, persons that hold our Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.

This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our Common Stock is a partner of a partnership holding shares of our Common Stock, such holder should consult his or her own tax advisor.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY).

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the Common Stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its Common Stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Common Stock received pursuant to the Reverse Stock Split will include the holding period of the Common Stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the Common Stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its Common Stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our Common Stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

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DISSENTERS’ RIGHTS OF APPRAISAL

None of the NRS, our Charter or our Bylaws provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Reverse Stock Split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest, direct or indirect, in the Reverse Stock Split except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “might,” “will,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “continue,” “future,” “potential,” “believe,” “expect,” “plan,” “project,” “target,” “forecast,” “outlook,” or “anticipate,” or the negative of these terms or other similar words or phrases. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information relating to the beneficial ownership of our Common Stock as of October 20, 2025 by: (i) each person we know to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all current directors and executive officers as a group.

The number of shares of Common Stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock over which the individual has sole or shared voting power or investment power as well as any shares of Common Stock that the individual has the right to acquire within 60 days of October 20, 2025, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by that person.

The percentage of outstanding Common Stock is computed on the basis of 39,122,978 shares of Common Stock outstanding as of October 20, 2025. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

	Common Stock Beneficially Owned
	Number		Percent
Directors and Named Executive Officers (1)
Randolph Wilson Jones III	1,043,973	(3)	2.7%
John M. Orobono Jr.	-		-
Virgilio D. Torres	-		-
Naoaki Mashita	689,130		1.8%
All directors and named executive officers as a group (4 individuals):	1,733,103	(4)	4.4%
5% Stockholders
V-Cube, Inc. (2)	22,800,000		58.3%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 1170 Wheeler Way, Langhorne, PA 19047.

(2)	The number of shares of Common Stock beneficially owned represents 22,800,000 shares of Common Stock held by V-Cube, Inc., a Japanese company listed on the Tokyo Stock Exchange, which does not have any 50% shareholder as of the date of this Information Statement. No natural person exercises voting and/or dispositive power over the shares held by V-Cube, Inc. The chief executive officer of V-Cube, Inc. is Naoaki Mashita, our Director and our minority stockholder. The registered address of V-Cube, Inc. is NBF Platinum Tower, 16-17/F 1-17-3 Shirokane 108-0072, Tokyo.

(3)	Represents 1,043,973 shares of Common Stock underlying the stock options granted to Randolph Wilson Jones III under the Company’s 2024 amended and restated equity incentive plan which are exercisable within 60 days of the date of this Information Statement. In October 2024, the Company granted Randolph Wilson Jones III options to purchase 1,381,750 shares of Common Stock with an exercise price of $0.46 per share, 60% of which vested upon the completion of the Company’s initial public offering and approximately 13.3% of which vested in October 2025. The remaining award will vest in equal monthly installments, commencing November 2025 until October 2027, so that all the shares subject to the options shall vest by October 2027.

(4)	Includes the shares of Common Stock underlying the stock options granted to Randolph Wilson Jones III (CEO and Director) but not exercised under the Company’s 2024 amended and restated equity incentive plan, as mentioned in the note above.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon oral or written request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1170 Wheeler Way, Langhorne, PA, may contact us via telephone at 1.800.909.9598. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

Our website address is https://www.tenholdingsinc.com/investor-relations. Through our website, we make available, free of charge, documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; and Forms 3, 4, and 5; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this Information Statement.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, within one (1) business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at TEN Holdings, Inc., at 1170 Wheeler Way, Langhorne, PA, or you can contact us via telephone at 1.800.909.9598.

OTHER MATTERS

Proposals by Security Holders

No stockholder proposals are included in this Information Statement.

Effective Dates

Action No. 1 will take effect on or about December 1, 2025, which is 20 calendar days following the date we first mail this Information Statement to our stockholders. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Dated: November 10, 2025

By Order of the Board of Directors

/s/ Randolph Wilson Jones III
Randolph Wilson Jones III, Chief Executive Officer and Director

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